UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2016

EDGEWELL PERSONAL CARE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Timberlake Manor Parkway,

Chesterfield, Missouri 63017

(Address of Principal Executive Offices, Including Zip Code)

314-594-1900

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2016, Edgewell Personal Care Company (“Edgewell”), Edgewell Personal Care Brands, LLC, a wholly-owned subsidiary of Edgewell (“Brands”), and certain other subsidiaries of Edgewell entered into Amendment No. 2 to Credit Agreement (the “Amendment”), amending the Credit Agreement dated as of June 1, 2015, as amended (the “Credit Agreement”), by and among Edgewell, Brands, JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders who are a party thereto.

The Amendment provides for: (i) an increase of $50 million in the revolving loans available to Edgewell and Brands pursuant to the Credit Agreement, from $600 million to $650 million; (ii) the availability of a $185 million term loan to Brands pursuant to the Credit Agreement; and (iii) certain other immaterial changes. Pursuant to the Amendment, on April 26, 2016, Brands borrowed $185 million in a term loan under the Credit Agreement. The term loan matures on the third anniversary of the date of the Amendment. The term loan bears interest at an annual rate equal to (i) LIBOR plus the applicable margin of 1.075% - 1.575% based on total leverage, or (ii) the Alternate Base Rate plus the applicable margin, which will be 1.0% lower than for LIBOR loans (as such terms are defined in the Credit Agreement). The proceeds of the term loan borrowing were used to repay existing indebtedness of Edgewell and its subsidiaries.

Some of the lenders under the Amendment and the Credit Agreement and/or their affiliates have or may have had various relationships with Edgewell and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 2 to Credit Agreement by and among Edgewell Personal Care Company, as borrower, Edgewell Personal Care Brands, LLC, as subsidiary borrower, certain other subsidiaries of Edgewell, as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders who are a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY

By:	/s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: April 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement by and among Edgewell Personal Care Company, as borrower, Edgewell Personal Care Brands, LLC, as subsidiary borrower, certain other subsidiaries of Edgewell, as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders who are a party thereto.